UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  December 2, 2003

                           IMMTECH INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                       8733                  39-1523370
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                     Identification No.)

 150 Fairway Drive, Suite 150, Vernon Hills, Illinois             60061
       (Address of Principal Executive Offices)                (Zip Code)

      Registrant's telephone number, including area code:  (847) 573-0033

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

      Item 5. Other Events.

Share Purchase Agreement as related to shares in Super Insight Limited; Allonge to the Share Purchase Agreement as related to shares in Super Insight Limited

      On November 28, 2003 Immtech International, Inc. ("Immtech") entered into a Share Purchase Agreement and Deed of Indemnity as related to the Shares in Super Insight Limited (the "Share Purchase Agreement") and an Allonge to the Share Purchase Agreement and Deed of Indemnity as related to the Shares in Super Insight Limited and Immtech Hong Kong Limited (the "Allonge") with Mr. Chan Kon Fung ("Mr. Chan"), Lenton Fibre Optics Development Limited ("Lenton"), Super Insight Limited ("Super Insight") and Immtech Hong Kong Limited ("Immtech Hong Kong". Pursuant to the terms of the Share Purchase Agreement and the Allonge, Immtech purchased (i) from Mr. Chan 100% of Super Insight and its wholly-owned subsidiary, Immtech Life Science Limited ("Immtech Life Science") and (ii) from Lenton 100% of Lenton's interest in Immtech Hong Kong. As payment for the shares of Super Insight and Immtech Hong Kong, Immtech transferred to Mr. Chan its 80% interest in Lenton and $400,000 in cash.

      Immtech Life Science owns two floors of a newly-constructed building located in the Futian Bounded Zone, Shenzen, in the People's Republic of China (the "Property") in which Immtech intends to house a pharmaceutical production facility for manufacture of its products. The Property comprises Level One and Level Two of a building that will be named the Immtech Life Sciences Building. The duration of the land use right associated with the building in which the Property is located is 50 years which expires May 24, 2051.

      Under current law, Immtech will enjoy reduced tax on its business located on the Property because the local government has granted incentives to business in high technology industrial sectors locating in the Zone. Immtech's intended pharmaceutical manufacture use qualifies for the tax incentives.

      In November 2002 Mr. Chan, the seller of the Property, received 1,200,000 shares of Immtech Common Stock in exchange for the 80% interest in Lenton that Immtech is transferring to Mr. Chan pursuant to the above transaction. With 1,200,000 shares of Immtech's Common Stock, Mr. Chan qualifies as a 10% holder of Immtech. The board of Immtech has reviewed the transaction and unanimously determined that the terms of the transaction are no less favorable to Immtech than Immtech could have obtained in a transaction with an unaffiliated third party.

      Attached below is Exhibit 10.1, the Share Purchase Agreement and Deed of Indemnity as related to shares in Super Insight Limited and Exhibit 10.2, the Allonge to the Share Purchase Agreement and Deed of Indemnity as related to shares in Super Insight Limited and Immtech Hong Kong Limited.

The following exhibits are filed with this report:

  Exhibit Number                            Description
  --------------   ------------------------------------------------------------
       10.1        Share Purchase Agreement and Deed of Indemnity as related to shares in Super Insight Limited

       10.2 Allonge to the Share Purchase Agreement and Deed of Indemnity as related to shares in Super Insight Limited and Immtech Hong Kong Limited

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMMTECH INTERNATIONAL, INC.


                                         By:  /s/ T. Stephen Thompson
                                            ------------------------------------
                                         Name:  T. Stephen Thompson
                                         Title: Chief Executive Officer and
                                                President

Dated:  December 2, 2003